RACK SPACE AGREEMENT

     This Rack Space Agreement (this "Agreement") is made as of the 6th day of July 1998, by and between IXC CARRIER, INC., a Nevada corporation ("Lessor"),
and  STARTEC  GLOBAL   COMMUNICATIONS   CORPORATION,   a  Maryland   corporation
("Lessee").


                                   BACKGROUND

          A. Lessee desires to install and keep certain telecommunications equipment on the premises of Lessor.

          B. Lessor and Lessee desire to set forth the terms and conditions upon which Lessor shall provide space to Lessee at Lessor's facilities for such equipment.

                               TERMS OF AGREEMENT

     Accordingly, in consideration of the mutual promises set forth below, the parties hereby agree as follows:

1. RACK SPACE. Lessor hereby leases to lessee one (1) standard rack (24 5/16 W x 15 D x 7 H) space for the purpose of installing electronic equipment to permit Lessee to receive and deliver communications traffic to and from Lessor's telecommunications network. Such rack space shall be located within the Customer Interface ("CIF") Room at Lessor's building site (the "Premises") at the address shown below. Delivery of such communications traffic shall be to the Lessor's point of demarcation in the Lessor's equipment room. The point of demarcation shall be a DSX1 or DSX3 as applicable. Signals received at this demarcation shall meet the then current DSX signal specification. Material and installation to the demarcation interconnect shall meet IXC approved technical standards and shall be at the Lessee's expense. Any voice grade facilities (two wire copper) are not typically available and are excluded from installation under this agreement. The equipment installed by the Customer must meet IXC installation standards, as well as all National Electrical Codes (NEC), any local fire and safety codes and any other applicable safety standards and is subject to inspection by IXC personnel. Deficiencies or code violations must be corrected within thirty (30) days of notification or Lessee will be considered in breach of this Agreement. (A copy of IXC Installation Standards will be available upon request).

                       624 South Grand Avenue, Suite 1615
                             Los Angeles, California

Lessor shall provide (i) twenty (20) amps non-UPS AC power at the above site and provide access to an AC outlet for test equipment and occasional use; (ii) lighting; (iii) heating; and (iv) air conditioning for the Premises (collectively, the "Services").

2. MONTHLY LEASE PAYMENTS. Lessee agrees to pay in advance to Lessor each month during the term of this Agreement the payment (a "Monthly Lease Payment") set forth in Exhibit B hereto. The Monthly Lease Payments shall be adjusted upon the second anniversary of this Agreement and on each second anniversary thereafter in connection with increases in the Consumer Price Index as set forth in Exhibit B. Lessor's invoices for amounts payable hereunder shall be due upon receipt by Lessee. In the event that any Monthly Lease Payment remains unpaid after thirty (30) days following the date of the first Lessor invoice for such payment, such payment shall be subject to a late payment charge equal to the lesser of (i) one and one-half percent of the unpaid balance per month or (ii) the maximum rate allowed under applicable state law. Lessor shall send invoices to lessee at the address listed herein. Monthly rental payments shall commence upon completion of Lessor equipment installation.

3.   MAINTENANCE, USE AND ALTERATION OF THE PREMISES.

          a. Lessor agrees to use reasonable care in maintaining the Premises. Lessee may make minor alterations at Lessee's expense to the Premises with the prior written consent of Lessor. Any alteration performed by Lessee shall be done using reasonable care and shall become the property of Lessor upon the termination of the Agreement.

          b. Lessor shall provide Lessee with a key to the Customer Interface ("CIF") Room located on the Premises. Lessee may access the CIF room at all times, in accordance with the building security procedures generally applicable to the Premises, for the purpose of installing, inspecting, maintaining and removing Lessee's Property. Lessee shall return to Lessor the key to the CIF room upon termination of the Agreement.

4. PROVISION OF ADDITIONAL SERVICES. Lessee may occasionally request and Lessor, at its, shall provide additional services as set forth in Exhibit C hereto.

5.   EFFECTIVENESS AND TERMINATION.

          a. TERM. This Agreement is effective as of the date hereof and shall remain in force and effect for a minimum of one year, ("Initial Term") unless earlier terminated pursuant to its terms. Thereafter, this Agreement shall automatically renew for a successive one (1) year term ("Renewal Terms") unless terminated by either party (i) by sending written notice at least 90 days before the date of the expiration of the Initial Term; and (ii) if such terms and conditions are mutually agreeable to the parties.

          b. TERMINATION. Either party may terminate this Agreement upon 30 days written notice to the other party after the failure of such other party to cure with performance any default in the performance of any obligation within 30 days of written notice of such default. The cure period shall be the period ending 30 days after such notice of default by Lessor is given.

          c. EFFECT OF TERMINATION. Upon the expiration or termination of this Agreement and except as specifically set forth herein, this Agreement shall no longer have any force or effect and neither party shall have any further obligation hereunder. No such expiration or termination shall affect Lessee's obligation to make the Monthly Lease Payments until the date that the then current term of the Agreement would have expired (the "Current Term Date") provided, however, that Lessee shall be entitled to a credit (net of any expenses incurred by Lessor) in the event that Lessor leases the Premises to another party prior to the Current Term Date. Upon the expiration or termination of this Agreement, Lessee shall have 60 days to remove all of Lessee's furniture and equipment at the premises ("Lessee's Property"). In the event Lessee fails to remove Lessee's Property, then Lessor shall have the right to remove Lessee's Property and Lessee shall pay any cost in connection with such removal.

          d. LIMITS OF LIABILITY. Lessor shall use reasonable care in maintaining the Premises and providing the Services. Notwithstanding the foregoing, in no event shall Lessor be liable for any special, incidental, indirect, punitive, reliance or consequential damages, whether foreseeable or not, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims for service interruptions or transmission problems, occasioned by any defect in the Premises or the Services, delay in available of the Premises or the Services or any other cause whatsoever with respect to the Premises, the Services or this Agreement. Lessor shall not be liable for any defect with respect to the Premises, the Services or this Agreement. Lessor shall not be liable for any defect with respect to the Premises or the Services from causes outside its control, including accidents, cable cuts, fires, floods, emergencies, government regulation, wares, or acts of God. LESSOR DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES RELATING TO THE PREMISES OR THE SERVICES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. However, other than occurrences which are beyond Lessor's control, Lessor shall be liable for any equipment damage resulting from power or air conditioning failure in the space.

     6.   INDEMNIFICATION.

          A. BY LESSEE. Lessee shall indemnify, defend, release and hold harmless Lessor and all of its affiliates, agents, clients, consultants, customers, employees, subcontractors, invitees or licensees from and against any action, claim, court cost, damage, demand, expense, liability, loss, penalty, proceeding or suit, (collectively, together with related attorneys' fees, including costs and disbursements, "Claims") imposed upon Lessor by reason of damages to property or injuries, including death, as a result of an act (whether intentional, negligent or otherwise) or omission on the part of Lessee or any of its affiliates, agents, clients, consultants, customers, employees, subcontractors, invitees or licensees in connection with the Premises.

          B. NOTICE BY LESSOR. In the event any action shall be brought against Lessor, Lessor shall immediately notify Lessee in writing, and Lessee, upon the request of Lessor, shall assume the defense thereof on behalf of Lessor and its affiliates and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against Lessor or its affiliates in connection therewith, provided that Lessor shall not be liable for any settlement of any such action effected without its written consent.

     7. SURVIVAL. Notwithstanding the termination of this Agreement for any reason, this Section 7. Indemnification shall survive such termination.

     8. INSURANCE. Throughout the term of this Agreement and any extension thereof, Lessee shall maintain, and, upon written request, shall provide to Lessor of comprehensive general liability insurance with a limit of not less than $2,000,000 per occurrence for bodily injury liability and property damage liability, including coverage extensions for blanket contractual liability, personal injury liability and products and completed operations liability.

     9. ASSIGNMENT. Upon notice to and with the consent of Lessor, Lessee may make any assignment of rights or interests or delegation of its obligations with respect to this Agreement. Such consent shall not be unreasonably withheld or delayed. Lessor may make any assignment of its rights or interests or delegation of its obligations with respect to this Agreement upon written notice to Lessee.

     10. BINDING ARBITRATION. Upon notice to the other party, each party must refer any dispute or claim arising out of or relating to this Agreement to arbitration in Austin, Texas in accordance with the commercial arbitration rules of the American Arbitration Association then prevailing and, in such event neither party may commence any action based on such dispute of claim, and, if any action has been commenced it shall be stayed, pending the outcome of such arbitration proceeding. Each party shall select one independent arbitrator within then days of such notice and the two arbitrators shall then select a third arbitrator within an additional ten days to form a three-person panel of arbitrators. The panel of arbitrators shall have the power to order specific performance if requested. Any award, order, or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction. All such arbitration proceedings shall be conducted on a confidential basis. The panel of arbitrators may, as part of the arbitration award, permit the substantially prevailing party to recover all or part of its attorney's fees and other out-of-pocket costs incurred in connection with such arbitration.

     11. WAIVERS AND CONSENTS. No delay in taking, or failure to take, action with respect to any breach of this Agreement shall constitute a waiver of any right to take action with respect to such breach or with respect to any subsequent breach. No waiver of a party's right to take action with respect to, no consent to, and no acceptance of, any late payment, late or imperfect performance, or failure to perform on one occasion shall constitute a waiver of such party's rights to take action with respect to any delay in making, or failure to make, acceptance performance upon any other occasion. No waiver of, or delay in taking or failure to take action with respect to, any right, power or privilege hereunder on occasion shall constitute a waiver thereof on any other occasion. No waiver of a party's rights to take action with respect to any breach of a provision of this Agreement, or of any right, power or privilege hereunder, and on consent by a party to any breach of a provision of this Agreement, shall be effective unless set forth in writing and signed by such party.

     12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof, shall be governed by the laws of the State of Texas without regard to its principles of choice of law.

     13. NOTICES. Each notice relating to this Agreement shall be in writing and shall be: (i) given in person; (ii) sent by registered or certified mail (return receipt requested) or by courier; or (iii) transmitted by facsimile machine, with a copy of such transmission delivered by one of the foregoing methods. Each properly given notice shall be deemed to have been given as of the earlier of
(i) delivery, (ii) four days after the date of mailing, or (iii) the date of facsimile transmission (receipt of which is orally confirmed or which date if indicated by the facsimile machine of any party). Notices shall be made to the following persons at the following addresses and facsimile telephone numbers (which may be changed only by properly given notice):

If to Lessor:     IXC Carrier, Inc.
                  5000 Plaza on the Lake, Suite 200
                  Austin, Texas 78746-1050
                  Attention: Contract Administration
                  Facsimile: (512) 238-7902

If to Lessee:     Startec Global Communications Corporation
                  10411 Motor City Drive, Suite 301
                  Bethesda, Maryland 20817
                  Attention: Gustavo Pereira
                  Telephone: (301) 365-8959
                  Facsimile: (301) 365-8939

     14. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and all other documents specifically referred to herein constitute the entire and final agreement and understanding between the parties with respect tot he subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

     In confirmation of their consent hereto and intention to be legally bound hereby, the parties have executed this Agreement below:


IXC CARRIER, INC.                          STARTEC GLOBAL COMMUNICATIONS
                                           CORPORATION

By:/s/ Michael Guess                       By:/s/ Gustavo Pereira
   ----------------------------------         ----------------------------------
  (Signature)                                 (Signature)

Michael Guess                              Gustavo Pereira
----------------------------------         ----------------------------------
Vice President, Engineering                VP Eng/Ops
----------------------------------         ----------------------------------

                                    EXHIBIT B

     Subject to the terms of the Agreement and upon installation of equipment, Lessee shall pay Five Hundred ($500.00) for one (1) rack space (the "Rental Payment") and Two Hundred Ten ($210.00) for twenty (20) amps of non-UPS AC power. The total monthly lease payment including normal power usage will be Seven Hundred and Ten ($710.00). The foregoing payments are collectively referred to as the "Monthly Lease payments".

     In addition, a one time installation charge of Four Thousand ($4,000.00) for the one (1) rack shall be paid by Lessee to Lessor.

     Upon the second anniversary of this Agreement and on each second anniversary thereafter, the Rental Payment shall be increased by a percentage equal to rise in the national Consumer Price Index (the "Consumer Price Index") for the preceding twelve months. If the Consumer price Index ceases to be published or is converted into a different standard reference base or otherwise revised, such other index as the parties shall agree upon in writing shall be substituted for the Consumer Price Index; if the parties are unable to agree as to such substituted index, such matter shall be submitted to arbitration.

                                    EXHIBIT C
                          CUSTOMER MAINTENANCE SUPPORT

     IXC Carrier, Inc.'s (hereinafter referred to as IXC) standard fees for customer maintenance support services are as follows (unless set by precedence in a service contract):

     Maintenance services shall be defined as all work performed by IXC on equipment provided by or on behalf of the Customer, or supervision of the Customer's work within IXC's terminate facilities. Maintenance Service charges are not billed for troubles found within that portion of a circuit provided by IXC. The following billing rates apply for these services.

1. $75 per hour (4 hour minimum-if dispatch is required) Monday through Friday during the business hours of 8:00 a.m.-5:00 p.m. local time, exclusive of the following holidays.

                               New Years Day
                               President's Day
                               Memorial Day
                               Independence Day
                               Labor Day
                               Thanksgiving Day and the day after Thanksgiving Christmas Day

2. $95 per hour (4 hour minimum for overtime work done after business hours (defined above) and/or on holidays (defined above) and/or all day on Saturdays and Sundays.

3. As requests for maintenance services are typically made via telephone, IXC must be advised, in writing as to the person(s) who are authorized to request service. It is the Customer's responsibility to keep IXC apprised of any changes to its list of representative(s).

4. To request technical assistance and help under the maintenance services, a call must be made to our Network Control Center at 1-800-526-2488. This number should be used for IXC technical assistance, troubleshooting or testing of circuits, not for service impairment or outages. The person calling in must be on the authorized list in order to commit for charges for this technical assistance. If that person is not on the list, the request cannot be accommodated.

          a) The Network Control Center personnel will take the call, record the caller's name and phone number along with facts concerning the assistance and support needed. The caller will then be given the number of the "Assistance Ticket."

          b) Upon completion of work, this "Assistance Ticket" will be given to IXC's Accounting Department, and the customer will subsequently be billed based upon the information on that ticket. A copy will be attached to the invoice.

5. Except for emergencies, IXC technicians cannot be dispatched unless requests are made in accordance with the above call-out procedure.

                  ANCILLARY PRICING SCHEDULE FOR ON-NET SERVICE


           NON-RECURRING CHARGES (NRC)                    DS-1                 DS-3
------------------------------------------------   ------------------   -----------------
New Order Installation (On-Net)                    $ 600.00             $ 2,000.00
New Order Installation (Off-Net)                   ICB                  ICB
DS-1 Ramp-Up per DS-O                              $  50.00             N/A
Order Change (less than 5 business days)           $  50.00             $    50.00
Order Cancellation (less than 5 business days)     $ 250.00             $   250.00
ASR (new or disconnect) (Special Access Only)      $ 250.00             $   250.00
ASR Supplement                                     $  50.00             $    50.00
Order Expedite                                     $ 250.00             $   250.00
Reconfiguration                                    Same as install      Same as install


MONTHLY RECURRING CHARGES (MRC)                    DS-1            DS-3
------------------------------------------------   -------         ---------
Minimum circuit charge (IXC portion)               $300.00         $2,000.00
Cross-connect charge                               $ 50.00 MRC     $  200.00 MRC
 Other Interexchange Carrier to Lessor local
   access or bypass facility (Lessor long haul
   not involved)                                   $250.00 NRC     $  500.00 NRC

Local bypass charge                                $200.00 MRC     $  500.00 MRC
 Lessor POP to Lessor POP in same city, with no
   Lessor long haul attached at either Lessor
   POP                                             $250.00 NRC     $  500.00 NRC

MISCELLANEOUS                        RECURRING        NON-RECURRING
----------------------------------   ----------       -------------
M13 1 yr Term                        $   875/mo       $   0.00
 2+ yr Term                          $   600/mo       $   0.00
 3+ yr Term                          $   475/mo       $   0.00
ECHO CANCELLER (PER CIRCUIT END)     $   250/mo       $ 500.00
SECOND END LOOP (EX: FOR ADPCM)      $    50/mo       $  50.00
DEMAND MAINTENANCE                   $75/hr 8 a.m.-5 p.m. M-F. 4 hour
                                     minimum if  dispatch  is  required;  $95/hr
                                     after hours with 4 hour minimum.
RACK SPACE                           ICB-subject to availability.
SHELF SPACE                          $100/ea/mo       ICB install
DC POWER                             $12.50/amp/mo (5 amp minimum;
                                     5 amp increments)
CIF AC/DC POWER                      ICB
ALL OTHER SERVICES                   See Note (2)


----------
(1)  All of the above charges are subject to change with a 30-day notice.

(2) Services not described above will be considered special handling and charges will be assessed on an individual basis.

DS0 ANCILLARY PRICING


New Order Installation                      150.00

Order Cancellation Prior to Turn up         200.00

Order Expedite                              200.00

Reconfiguration
 (City Pairs the Same)                      200.00

DACS Charge
 (Switching Only)                            35.00

DS0 DACS Port Charge
 (Bell access at DACS)                       25.00

DS1 DACS Port                               125.00

Minimum charge per DS-0                      75.00

Notes:

1. All of the above charges are subject to change with a 30 day notice.

2. Services not described above will be considered special handling and charges will be assessed on an individual basis.